                                                                  EXHIBIT (h)(6)

                              FEE WAIVER AGREEMENT

         AGREEMENT effective as of March 5, 2004 by and between Constellation Funds, a Delaware business trust (the "Trust"), and Constellation Investment Management Co., LP (the "Adviser").

         The Adviser hereby agrees to limit the "Other Expenses" at the following levels through the following dates for each of following Funds:

         Fund                               Length/Type of Limitation                 Other Expenses
         ----                               -------------------------                 --------------
Constellation TIP Small Cap Value      Contractual waiver through 1/31/2006     0.25% (Other Expenses)
Opportunities Fund
----------------------------------------------------------------------------------------------------------------
Constellation TIP Tax Managed U.S.     Contractual waiver through 1/31/2006     0.50% (Other Expenses)
Equity Fund
----------------------------------------------------------------------------------------------------------------
Constellation Chartwell Ultra Short    Contractual waiver through 1/31/2006     0.24% Cl I (Other Expenses)
Fixed Income Fund                                                               0.49% Cl II (Other Expenses)
----------------------------------------------------------------------------------------------------------------
Constellation Chartwell Short          Contractual waiver through 1/31/2006     0.24% Cl I (Other Expenses)
Duration Fixed Income Fund                                                      0.49% Cl II (Other Expenses)
----------------------------------------------------------------------------------------------------------------
Constellation Chartwell High Yield     Contractual waiver through 1/31/2006     0.35% (Other Expenses)
Fund
----------------------------------------------------------------------------------------------------------------
Constellation Strategic Value and      Contractual waiver through 1/31/2006     0.15% Cl I (combined total of
High Income Fund                                                                Other Expenses and Underlying
                                                                                Fund Expenses)
                                                                                0.40% Cl II (combined total of
                                                                                Other Expenses and Underlying
                                                                                Fund Expenses)
-----------------------------------------------------------------------------------------------------------------
Constellation Target Select Equity      Contractual waiver through 1/31/2007    1.50% (Net Total Operating
Fund                                                                            Expenses)
-----------------------------------------------------------------------------------------------------------------
Constellation HLAM Large Cap Value      Contractual waiver through 1/31/2006    0.50% (Other Expenses)
Fund
-----------------------------------------------------------------------------------------------------------------
Constellation Clover Income Plus        Contractual waiver through              0.50% (Other Expenses)
Fund                                    1/31/2006
-----------------------------------------------------------------------------------------------------------------
Constellation TIP Financial             Voluntary waiver through 1/31/2006      0.40% (Other Expenses)
Services Fund
-----------------------------------------------------------------------------------------------------------------
Constellation TIP Healthcare &          Voluntary waiver through 1/31/2006      0.75% (Other Expenses)
Biotechnology Fund
-----------------------------------------------------------------------------------------------------------------
Constellation Clover Large Cap Value   Voluntary waiver through 1/31/2006       0.50% (Other Expenses)
-----------------------------------------------------------------------------------------------------------------
Constellation Clover Core Value Fund   Voluntary waiver through 1/31/2006       0.50% (Other Expenses)
-----------------------------------------------------------------------------------------------------------------
Constellation Clover Small Cap          Voluntary waiver through 1/31/2006      0.50% (Other Expenses)
Value Fund
-----------------------------------------------------------------------------------------------------------------
Constellation Clover Core Fixed        Voluntary waiver through 1/31/2006       0.35% (Other Expenses)
Income Fund
-----------------------------------------------------------------------------------------------------------------
Constellation Target Select Equity     Voluntary waiver through 9/30/2004       0.1575% (Other Expenses)
Fund
-----------------------------------------------------------------------------------------------------------------

         Notwithstanding anything to the contrary in this Agreement, the Adviser may end, amend or otherwise change any voluntary waivers upon notice to the Trust and the affected shareholders.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to become effective as of the day and year first written above.

CONSTELLATION FUNDS                        CONSTELLATION INVESTMENT MANAGEMENT
                                           COMPANY, LP

By: ________________________               By:______________________